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Media Contact:                          Analyst Contact:

Piedmont Natural Gas Company            Piedmont Natural Gas Company
Steve Conner                            Headen Thomas
704 364-3120, ext. 205                  704 364-3120, ext. 438

AGL Resources Inc.                      AGL Resources Inc.
Ross Willis                             Joe Heffron
404 584-3769                            404 584-3976

Dynegy Inc.                             Dynegy Inc.
Maripat Sexton                          Dean Ayers
713 507-3936                            713 507-6852


          AGL RESOURCES INC., PIEDMONT NATURAL GAS COMPANY, INC. AND
         DYNEGY INC. FORM JOINT VENTURE TO PROVIDE COMPETITIVE ENERGY
                         SERVICES TO SOUTHEAST MARKET


        Atlanta, GA (July 15, 1998) AGL Resources Inc., Piedmont Natural Gas Company, Inc. and Dynegy Inc. today announced the formation of SouthStar Energy Services LLC. The new company, headquartered in Atlanta, will offer a combination of unregulated energy products and services to industrial, commercial and residential customers in the Southeast. The products and services will include natural gas, electricity, fuel oil and propane, along with related retail services. Offices will also be located in Charlotte and Nashville.

        SouthStar Energy will initially market energy products and services to targeted industrial and commercial customers throughout the Southeast and will offer residential and small business energy services to customers within Georgia as that market opens in November, 1998. SouthStar Energy will expand its residential and small business services to the other states as they open their markets to competition.

        "Deregulation of the natural gas and electric industries is creating new, innovative choices for customers and new markets for natural gas, propane, electric and related services," said AGL's chief executive officer Walt Higgins. "Georgia will be among the first markets to
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open statewide to competition for retail natural gas sales. Through SouthStar
Energy, we will be well-positioned to serve the changing needs of the customers of Georgia and the Southeast with quality energy products and services as our industry continues to evolve," said Higgins.

        "The formation of SouthStar Energy marks another achievement in Piedmont's overall strategic plan," said Piedmont chairman and president, John
H. Maxheim. "We believe the unbundled retail market will best be served by joint ventures composed of strong partners who have varied skills that can be profitably leveraged. Through Piedmont's reputation as a quality provider of natural gas and propane services in the high growth areas of North Carolina, South Carolina and Tennessee, we bring a foundation of market knowledge and innovation to SouthStar Energy," said Maxheim.

        "The SouthStar Energy joint venture is a significant step in our strategy to serve the retail markets through alliances with companies with strong regional presence," said Chuck Watson, chairman and chief executive officer of Dynegy Inc. "Piedmont and AGL clearly are leaders in the Southeast region and well positioned to compete in the marketplace as deregulation allows customers to choose their energy provider. Dynegy's strength as a wholesale provider of energy and risk management services will enhance the competitive advantage of this alliance as the market opens," said Watson.

        AGL Resources Inc. (NYSE:ATG) is the holding company of Atlanta Gas Light Company, the largest natural gas distribution company in the Southeast, serving 1.4 million customers in Georgia and southern Tennessee. The company also sells propane to over 48,000 customers throughout the Southeast.

        Piedmont Natural Gas Company, Inc. (NYSE:PNY), the second-largest gas utility company in the Southeast, is an energy and services company primarily engaged in the transportation and sale of natural gas to over 620,000 residential, commercial and industrial customers in North Carolina, South Carolina and Tennessee. The company also sells propane to over 50,000 customers in the company's three-state area.

        Dynegy Inc. (NYSE:DYN) is one of the leading marketers of energy products and services in North America with over $13 billion in revenue and nearly $5 billion in assets. Dynegy recently changed its name from NGC Corporation to reflect the company's evolution from a natural gas marketing company to a dynamic energy company with a full energy network to meet the growing challenges of the energy market of the future. Its leadership position in gathering, processing, independent power generation, transportation and marketing of energy products enables the company to offer energy solutions and risk management services to customers in North America, the United Kingdom, Colombia and Australia.


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        For more information, contact Dynegy Inc. at www.Dynegy.com.

        For more information, contact Piedmont Natural Gas Company at www.piedmontng.com.

        For more information, contact AGL Resources Inc. at www.AGLR.com.